UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Quest Diagnostics Incorporated
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Quest Diagnostics Incorporated

Say-on-Pay Proposal

May 1, 2015

Vote FOR for the Company's Say-on-Pay
   Proposal

The Board recommends that the Company's shareholders vote
FOR for the Company's 2015 Say-on-Pay Proposal

o The Company's Board of Directors firmly believes that our
executive compensation program is designed to pay for
performance and aligns the interests of executive officers
and the Company's shareholders.

o ISS has recommended that stockholders vote against the Say-
on-Pay proposal.

o We strongly disagree with the ISS recommendation, which is not shared by any other proxy advisory firm.

Recent Performance Highlights

We are making good progress on the execution of our
five-point strategy and the stock market has recognized this in recent quarters

Restore growth

o We are executing on sales and marketing excellence;
growing esoteric testing; and providing professional lab
services to hospitals and IDNs

o We have begun to see modest organic
   growth

Drive operational excellence

o Invigorate delivered more than $200 million in realized
savings in 2014 and we exited 2014 with run-rate savings of
more than $700 million since the launch of our strategy in
late 2012

o We announced a goal to deliver an additional $600 million
in run-rate savings as we exit 2017

Simplify the organization

o We restructured our organization to eliminate silos in our core business, provide for leadership in defined geographies and eliminate unnecessary management layers

o In 2014, we introduced the Quest Management System to
enhance management discipline and support our efforts to
build a high-performance culture

Refocus on diagnostic information services

o Since 2012, we have sold our OralDNA salivary diagnostics
business, our HemoCue and Enterix diagnostic products
businesses and ibrutinib rights, generating approximately
$800 million of proceeds

o We continue to consider options for several other assets,
including our products businesses

Deliver disciplined capital deployment

o In 2014, we completed the acquisitions of Solstas Lab
Partners and Summit Health; these were targeted transactions aimed at geographical and business line strategic
objectives

o In January 2015 we announced that we increased our
quarterly common stock dividend by 15%. This represents our
fourth increase in the dividend since 2011

Alignment of Executive Compensation
   Programs

The Company's executive compensation programs are aligned
with shareholder interests, our strategy, and pay for
performance principles

o Our executive compensation programs* are designed to
attract and retain talented executives in a competitive
marketplace and to align their interests with those of
shareholders.

o The Company's executive pay programs are:

   o A critical component in the Company's execution of its
5-point strategy;

   o Targeted at providing competitive pay opportunities
that are performance-based; and

   o Fully aligned with shareholder value creation.

o We reach out annually to large stockholders who
collectively own 50%-60% of our stock to conduct executive
pay and governance discussions.

   o Based on stockholder preferences we most recently held
   discussions with stockholders who collectively own 40% of
   our stock; and

   o We have a track record of taking action based on
investor feedback in these areas.

*Appendix A sets out the Company's practices with respect to executive pay.

Overview of Executive Pay Structure

Our executive pay programs emphasize: i) variable over fixed pay, ii) long-term incentives over cash, and iii) the stock
price as a measure of performance

Executive Compensation Mix

Base Salary      Annual Incentive Target   Long-Term Incentives

73%  15% 12%     CEO      Variable

65%  15% 20%     OTHER NAMED EXECUTIVES    Variable

o    88% of the CEO's and 80% of other NEO's 2014 direct compensation (base salary, target bonus and long-term incentive) was variable, consisting of annual and long-term incentives and linked to performance1.

o Our programs provide a competitive pay opportunity:
realized compensation can be above or below market based on
performance.

o Long-term incentives constitute the bulk of our
executives' compensation.

Long-Term Incentive Structure

Long-Term Incentives

20% RSUs 40% Performance Shares   %40 Stock Options

Base Salary      Annual Incentive Target   RSUs    Performance Shares        Stock Options

o Long-term incentives for our executive officers, which are all equity-based, consist of:

     o   40% performance shares which vest 100% after three years, subject to performance criteria.

     o   40% stock options which vest ratably over three years.

     o   20% RSUs which vest 25% after the first year, 25% after two years and 50% after three years.

(1) ISS takes the view that instruments such as executive
stock options which vest over time and other aspects of our
programs are not performance based. The Company disagrees
and we contrast our views with those of ISS throughout the
presentation and more specifically in slides 11-15.

Incentive Plan Objectives

Our incentive programs provide line-of-sight to our
operating plan, shareholder interests and value creation

over appropriate time horizons

---------------------------------------
Compensation Vehicle
---------------------------------------
Senior Management Incentive Plan
("SMIP")
---------------------------------------
Cash Bonus

---------------------------------------
Long-Term Incentive Awards ("LTI")
---------------------------------------
Performance Shares (40% of LTI)

---------------------------------------
Restricted Stock Units (RSUs - 20% of
LTI)

---------------------------------------
Stock Options (40% of LTI)

---------------------------------------
------------------------------------- -------------
Strategic Linkages                    Time Horizon
------------------------------------- -------------

------------------------------------- -------------
o  Links with annual operating plan   One year
o  Rewards performance versus goals
------------------------------------- -------------

------------------------------------- -------------
o  Provide strong links with          Three years
strategy and operating metrics
o  Performance-based vesting
------------------------------------- -------------
o  Align executives with              Three years
shareholders
o  Balance LTI package
o  Provide retention incentives
------------------------------------- -------------
o  Align executives with              Ten Years
shareholders
o  Highlight stock price
appreciation as a key indicator of
success
------------------------------------- -------------

SMIP Highlights

Annual incentives are based on performance versus target against key financial and operating goals which are linked to the Company's annual operating plan

- Targets are designed to be challenging yet attainable based on conditions within our segment of the healthcare industry.
- Metrics used by the Company maintain significant weight on financial metrics and can vary to highlight different aspects of our strategy (e.g., doubling the weight on revenues to 40% in 2014 over 2013):

	2013		2014	
	Weight	*Payout (% of Target)*	*Weight*	*Payout (% of Target)*
Adjusted EPS	35%	0%	20%	24%
Revenue attainment	**20%**	0%	**40%**	46%
Adjusted operating income	15%	0%	20%	6%
Employee engagement	10%	0%	10%	7%
Other non-financial	20%	10%	10%	12%
Total Payout		*10%*		*95%*

- The bonus payouts shown (10% of target in 2013 and 95% in 2014) reflect performance in these periods.

Quest Diagnostics

7

Performance Share Highlights

Performance share metrics and associated weights provide strong linkages with strategic priorities over successive three-year cycles

Metrics	Weight for Perf. Shares in Cycles Commencing in 2012-14	Weight for 2015-17 Performance Share Cycle	Strategic Links
Revenue Growth	50%	40%	Restore Growth
Return on Invested Capital[1]	50%	35%	Restore Growth Drive Operational Excellence Disciplined Capital Deployment
Invigorate Run Rate Savings[2]		25%	Drive Operational Excellence/Invigorate
Total	100%	100%	

Notes

(1) Return on Invested Capital (ROIC) is defined as Net Operating Profit After Tax (NOPAT) divided by Invested Capital

NOPAT = (Income from continuing operations – net income attributable to non-controlling interests) + Gross interest expense, net of tax.

Invested Capital = Average total stockholders' equity + average total debt (average refers to an average of the quarterly balances in the year).

(2) Invigorate run rate savings achieved in 2015-17 inclusive, measured as of 2017 fiscal-year end.

8

Rigorous Goal Setting/Pay for Performance

Historical SMIP and performance share payouts demonstrate both the rigor exercised in setting goals and alignment of executive pay with performance

Payout History		
Plan Year	SMIP Payout (% of Target)	Performance Share Payout (% of Target)
2005	82	23
2006	148	37
2007	103	127
2008	112	141
2009	129	117
2010	64	33
2011	88	0
2012	72*	2
2013	10	TBD
2014	95	TBD
Average	**90**	**60**

- From 2010 to 2013, which included some periods of disappointing operating and stock performance, payouts under both the SMIP and performance shares were well below target. In particular:
  - Performance shares for the 3-year performance period ended December 31, 2013 were cancelled without payout, for failure to meet threshold performance (performance measure: CAGR of income from continuing operations); and
  - Performance shares for the 3-year performance period ended December 31, 2014 paid at 2% of target (performance measures: CAGR of revenues (50%) and average ROIC (50%)).
- A review of historical payouts from 2005 to 2014 further demonstrates the degree of rigor in setting goals:
  - Our annual incentive bonuses have ranged from 10% of target in 2013 to 148% of target in 2006, averaging 90%.
  - Performance share payouts have ranged from 0% of target in 2013 to 141% of target in 2008, averaging 60%.

*Excludes the annual incentive payment to Mr. Rusckowski, who joined the Company mid-year and, pursuant to his employment agreement, was paid at a guaranteed level, rather than based on performance

9

Quest Diagnostics

Shareholder Support and Consistency in
   Approach

Our shareholders have supported our executive pay programs
and our approach has remained consistent, with ongoing
actions to improve alignment

Shareholder and Proxy Advisor Support

o Over the past two years, shareholders approved Quest's
executive compensation program by an affirmative vote of
well over 90%.

o Over the same period, the proxy advisory firms, including
ISS, recommended that shareholders support our Say-on-Pay
proposal.

o In 2015, both Glass Lewis and Egan Jones are recommending
shareholders vote in favor of our executive pay programs,
while ISS is recommending a vote against.

Program Consistency & Enhancement

o In 2014, our program remained consistent and we continued
to take steps to ensure alignment with shareholder
interests.

   o In 2014, for the third consecutive year, we enhanced
   our senior management stock ownership guidelines, and the
   minimum shareholding requirement for our CEO is now 6
   times base salary;

     o   2014 equity awards require "double trigger" vesting in connection with a change in control and eliminated pro-rata vesting upon a voluntary resignation from employment; and

   o For 2014, the Committee also expanded the pool of
   recipients that received equity awards to more than
   200 high-performing employees who historically have not
   received equity awards, to increase shareholder
   alignment.

ISS Rationale and Management Response

ISS contends there is a significant disconnect between CEO pay and Total Shareholder Return ("TSR") for 2012-14

- The Compensation Committee regularly reviews alignment between relative TSR and realizable pay and receives advice from its independent consultant, Pay Governance, in these matters.
- In 2014, for the second consecutive year, the CEO's compensation opportunity (base salary, incentive targets and equity award grants) was unchanged.
- The Company's realizable pay for 2012-14 was aligned with the Company's TSR, as shown below:

TSR Percentile Position Vs. Peers	Performance Share Payout (% of Target)	Realizable Total Pay Positioning	Assessment
0th %ile/ Lowest	2%	17th %ile	Realizable pay analysis suggests both TSR and pay were in the bottom quartile and were, therefore, aligned.

- The ISS conclusion is driven by the ISS methodology*.

(*) The definition of pay used by ISS for their Relative Degree of Alignment test focuses on pay opportunity rather than realizable pay and uses that firm's approach to valuing stock options. Realizable pay takes into account factors such as performance shares actually delivered and the increase/(decrease) in the value of options as the stock appreciates/(depreciates). In contrast, the approach used by ISS values performance shares granted during the performance period at target (100%) even when these expired worthless. The ISS approach also ignores the change in the value of options as the stock price changes and overvalues them vis-à-vis the underlying expense.

11

Quest Diagnostics™

ISS Rationale and Management Response (Continued)

ISS also contends that certain 2014 annual incentive metrics were set at or close to 2013 metrics

- In fact, 2014 targeted modest improvement with respect to target adjusted EPS, despite significant pricing headwinds in our industry.
  - Headwinds included persistent declines in revenue per requisition, both at the time the 2014 goals were set and continuing through 2014:

Table 1: Major Lab Company Revenue per Requisition Trends

	%Δ 2011-12	%Δ 2012-13	%Δ 2013-14
Quest Diagnostics	~0.0%	-3.6%	-1.8%
LabCorp	0.6%	-1.6%	-1.7%

Source: Company filings; figures may include the effect of acquisitions & test mix changes

- Further evidence of the rigor of the 2014 EPS performance goal is how the Company and its closest competitor set adjusted EPS guidance in 2014 versus actual 2013 results and the results that were actually delivered in the year:

Table 2: Major Lab Company EPS Results, Guidance Trends and 2014 TSR

	2013 Adj. EPS	2014 Adj. EPS Guidance	Guidance Midpoint % Δ Vs. Prior Actual	2014 Actual Adj. EPS	YoY % Δ	2014 TSR*
Quest Diagnostics	$4.00	$3.90-$4.10	0.0%	$4.10	2.5%	28.1%
LabCorp	$6.95	$6.35-$6.65	-6.5%	$6.80	-2.2%	18.1%

(*) Compares with 13.7% TSR for the S&P 500 Index.

Source: Company filings, Bloomberg for 2014 TSR; initial/early 2014 guidance shown; companies may calculate adjusted EPS in different ways; Appendix B sets out GAAP reconciliations of our 2013 and 2014 adjusted EPS results.

- 2014 market outperformance, as shown by relative TSR, clearly indicates market support for the Company's performance.

12

Quest Diagnostics™

ISS Rationale and Management Response
   (Continued)

ISS also highlighted that our Employee Engagement
performance goal in our 2014 annual incentive plan was set
at the same level as 2013

o Since 2012, we have been engaged in extensive
restructuring of our business operations, involving ongoing
reviews of staffing levels and associated job eliminations
in many parts of our business.

o Business restructuring, site consolidations, acquisition
integrations and health plan changes make it challenging to
maintain, much less improve, employee engagement.

   o At the beginning of 2014, the Compensation Committee
   felt that maintaining the employee engagement level
   achieved in 2013 - a relatively high level of engagement
   based on the scale used - would be challenging.

o The fact that the goal was not achieved reinforces the
fact that goal was, in fact, challenging.

ISS Rationale and Management Response
   (Continued)

ISS contends that the majority of executives' equity awards
lack performance conditions, which is driven by that firm's
view of executive stock options

o Our Compensation Committee disagrees with that view, and
believes that options remain an appropriate incentive, fully aligned with shareholder interests.

o Stock options provide long-term incentives to increase
shareholder value and only deliver compensation if the stock price increases.

o Options are a particularly useful incentive for the
Company in light of its flat stock trajectory over many
years prior to 2014.

   o The Committee regularly reviews the use of different
   instruments (with outside consultants independent from
   management), after considering shareholder views and
   market trends; and

   o In 2012, the Committee reduced RSUs, which then
   constituted one-third of the total long-term incentive,
   to 20%, while increasing the performance share and stock
   option components to 40% each.

ISS Rationale and Management Response
   (Continued)

ISS contends that the Company's failure to prospectively
disclose the targets for the 2014 performance shares makes
it impossible to assess the rigor of the goals for these
awards

o The Company's practice of not prospectively disclosing the goals for its performance share awards, and instead
disclosing the goals at the conclusion of the performance
period, is common.

o The Company is concerned about disclosing future,
multi-year goals that highlight to competitors confidential
aspects of the Company's longer-term strategy.

o The Company has discussed with numerous stockholders over
the last few years its approach to disclosure of performance share goals.

o Shareholders have indicated that they understand the
Company's rationale for non-disclosure of goals at the time
of grant.

o Further, the rigor of the goal-setting for our performance share awards is well documented.

Conclusion

Vote FOR the Advisory Vote to Approve Named Executive
Officer Compensation

o Our Board of Directors has demonstrated its commitment to
aligning executive pay with performance.

o Our program has a strong foundation and reflects many best practices.

o Our Compensation Committee has taken recent action to
strengthen our executive compensation program to foster
improved Company performance.

o In 2014, our program successfully aligned pay and
performance.

o We strongly disagree with the ISS recommendation regarding the Company's Say-on-Pay proposal.

o Glass Lewis and Egan-Jones both recommended stockholders
vote FOR the proposal.

Appendix A - Quest Diagnostics Executive Pay Practices

What we do and don't do

What we do

o    Link executive pay to performance

o Maintain a clawback policy that covers both equity and
cash incentive awards to current and former executive
officers and key employees

o Maintain share ownership and retention guidelines for
executives and members of senior management

o    Use three-year vesting for equity awards

o Provide for "double trigger" change-in-control vesting in
all new equity awards: awards vest following a change in
control only if the employee experiences a qualifying
termination of employment

o    Utilize an independent compensation consultant

o Maintain an investor outreach program to incorporate
feedback in our compensation programs

o    Annual "say on pay" vote

o Program designed to maximize tax deductibility for the
Company

o Evaluate management succession and leadership development
efforts

What we don't do

o No excise tax gross-ups upon a change in control

o    No supplemental executive retirement plans

o No single-trigger vesting in connection with a change in
control for equity awards made after August 2013

o No hedging or pledging or speculative transactions in our
securities by directors and executive officers

o No repricing of equity awards without stockholder approval

o    No excessive perquisites

o No payment of dividends or dividend equivalents on
performance shares

o No vesting schedule that allows full vesting of equity
awards prior to the first anniversary of grant (except for
5% of awards)

o    No encouraging imprudent risk taking

o No employment agreements for executive officers except our
CEO

Appendix B - Non-GAAP Reconciliation

Adjusted Diluted EPS

----------------------------------------------- ------- -------
                                                2014    2013
----------------------------------------------- ------- -------
Diluted earnings per common share               $3.78   $5.31
----------------------------------------------- ------- -------
Gain on sale of ibrutinib royalty rights (a)    -       (1.95)
----------------------------------------------- ------- -------
Restructuring and integration charges (b)       0.53    0.47
----------------------------------------------- ------- -------
Favorable resolution of tax contingencies       (0.30)  -
----------------------------------------------- ------- -------
Loss on sales of Enterix                        -       0.17
----------------------------------------------- ------- -------
Other (c)                                       0.09    -
----------------------------------------------- ------- -------
Adjusted diluted EPS                            $4.10   $4.00
----------------------------------------------- ------- -------

Notes:

(a) Represents the gain, net of transaction costs,
associated with the sale of the Company's ibrutinib royalty
rights.

(b) Represents costs primarily associated with workforce
reductions and professional fees incurred in connection with further restructuring and integrating our business.

(c) For the twelve months ended December 31, 2014,
represents costs incurred related to legal matters,
partially offset by a gain associated with a decrease in the fair value of the contingent consideration accrual
associated with the Summit Health acquisition.